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                                                                     Exhibit 4.1



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
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          NUMBER                                                                                                 SHARES
    ------------------                                                                                     -----------------
       FBU                                             WARREN BANCORP, INC.
                                 INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS
    ------------------                                                                                     -----------------
      COMMON STOCK                                                                                         CUSIP 934710 10 4
                                                                                                 SEE REVERSE FOR CERTAIN DEFINITIONS

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        THIS CERTIFIES THAT







         is the owner of
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                        FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $0.10 PER SHARE, OF

                                                         WARREN BANCORP, INC.

transferable on the books of Warren Bancorp., Inc. in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares of common stock represented hereby are issued and shall be held subject to the laws of the Commonwealth of Massachusetts and the Articles of Organization and By-laws of Warren Bancorp, Inc., as in effect and as amended from time to time hereafter (copies of which are on file at the principal office of the Corporation). This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.
     IN WITNESS WHEREOF, Warren Bancorp, Inc. has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and sealed with this facsimile seal.
Dated:


                                                               WARREN
/s/ Paul M. Peduto                                          BANCORP, INC.                                   /s/ John R. Putney
-------------------                                         MASSACHUSETTS                                   -------------------
Treasurer                                                        --                                          President
                                                                1995

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Countersigned and Registered:
       REGISTRAR AND TRANSFER COMPANY

By                               Transfer Agent
                                  and Registrar



                            Authorized Signature

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                                                        WARREN BANCORP, INC.

     The shares of common stock represented by this Certificate are issued and shall be held subject to all the provisions of the
Articles of Organization and By-Laws of Warren Bancorp, Inc. (the "Corporation") as in effect and as amended from time to time hereafter (copies of which are on file at the principal office of the Corporation), to all of which the holder by acceptance hereof assents.

     The Articles of Organization also authorize the issuance of shares of preferred stock in one or more series with such voting, dividend, dissolution and other rights and preferences as specified by the Board of Directors of the Corporation at the time of issuance of said shares.

     The Corporation will furnish to the holder of this Certificate upon written request and without charge a statement of the powers, designations, preferences and relative participating, optional or other special rights of each authorized class of stock or series thereof and the qualifications, limitations or restrictions thereof, to the extent that the same have been fixed, and of the authority of the Board of Directors to designate the same with respect to the other series.

                                                      ------------------------

                                                           ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to the applicable laws or regulations:

TEN COM -- as tenants in common                                                       UNIF GIFT MIN ACT ________Custodian_________
GEN ENT -- as tenants by the entireties                                                                  (cust)            (Minor)
JT TIE  -- as joint tenants with right of                                                               under Uniform Gift to Minors
           survivorship and not as tenants                                                              Act ________________________
           in common                                                                                               (State)

                               Additional abbreviations may also be used though not in the above list.


                           FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

 SOCIAL SECURITY OR TAXPAYER I.D. OR OTHER
      IDENTIFYING NUMBER OF ASSIGNEE
--------------------------------------------



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                                                            (and address of assignee)


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------------------------------------------------------------------------------------------------------------------------------Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint


--------------------------------------------------------------------------------------------------------------------------, attorney to transfer said stock on the books kept for registration thereof, with full power of substitution in the premises.

Dated:                                                                 Signed:
      ------------------------------------------------------                  ------------------------------------------------------
                                                                              Notice: the signature on this assignment must
                                                                              correspond with the name(s) written upon the face of
                                                                              this Certificate in every particular, without
                                                                              alteration or enlargement, or any changes whatever.
Signature guaranteed:



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The signature(s) should be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program), pursuant to S.E.C. Rule 17A-1-15.


     This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Shareholder Rights Agreement between Warren Bancorp, Inc. and Registrar and Transfer Company, as Rights Agent, dated as of April 21, 1999, as amended, restated
renewed or extended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of Warren Bancorp, Inc. and the stock transfer administration office of the Rights
Agent. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Warren Bancorp, Inc. may redeem the Rights at a redemption price of $0.01 per
Right, subject to adjustment, under the terms of the Rights Agreement. Warren Bancorp, Inc. will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances, Rights issued to or held by Acquiring Persons, Adverse Persons or any Affiliates or
Associates thereof (as defined in the Rights Agreement), and any subsequent holder of such Rights, may become null and void. The
Rights shall not be exercisable, and shall be void so long as held, by a holder in any jurisdiction where the requisite qualification, if any, to the issuance to such holder, or the exercise by such holder, of the Rights in such jurisdiction shall not have been obtained or be obtainable.

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